EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of AdZone Research, Inc. on Form S-8 (File Nos. 333-123883, 333-130145, 333-128340, 333-141624 and 333-144358) of our report dated July 12, 2007 with respect to our audit of the financial statements of AdZone Research, Inc. as of March 31, 2007, which report is included in this Annual Report on Form 10-KSB of AdZone Research, Inc. for the year ended March 31, 2007.

/s/ Holtz Rubenstein Reminick LLP Holtz Rubenstein Reminick LLP Melville, New York July 12, 2007